UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): January 4, 2016

CYTRX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-15327	58-1642740
(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California	90049
(Address of Principal Executive Offices)	(Zip Code)

(310) 826-5648

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Daniel Levitt, M.D., Ph.D.

On January 5, 2016, we entered into an employment agreement with Daniel Levitt, M.D., Ph.D., under which we agree as of December 31, 2015 to continue to employ Dr. Levitt as our Chief Medical Officer and Executive Vice President through December 31, 2016. Under his employment agreement, Dr. Levitt is entitled to a $250,000 sign-on bonus payable in January 2016 and a base annual salary of $625,000, and is eligible to receive a bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion in the event during the term of his employment agreement we report favorable “topline” results of our ongoing pivotal Phase 3 trial of aldoxorubicin. The employment agreement provides that we may terminate Dr. Levitt’s employment with or without “cause” (as defined) and that Dr. Levitt may resign for “good reason.” In the event we terminate Dr. Levitt’s employment without “cause” or Dr. Levitt resigns for “good reason”, (i) we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation and any unpaid bonus previously awarded to him, plus an amount, which shall be due and payable within ten days following the effective date of such termination, equal to 12 months’ base annual salary (24 months’ base annual salary if the date of such termination occurs following a “change in control” (as defined in the employment agreement)) and (ii) Dr. Levitt will be entitled to full and immediate vesting of his restricted stock and stock options and any other equity awards based on CytRx’s securities and all such awards will remain exercisable for their full term notwithstanding the termination of his employment (other than a termination by the company for “cause”). In addition we will provide Dr. Levitt and his dependents for a period of 12 months following such termination with continued participation, at our cost and expense, in any employer-sponsored group benefit plans in which he was participating as of the date of termination.

We agree in Dr. Levitt’s employment agreement that if we do not offer to renew or extend the employment agreement we will continue to pay Dr. Levitt his annual salary thereunder during the one-year period commencing upon expiration of his employment agreement and ending on December 31, 2017.

In the employment agreement, we and Dr. Levitt also agree to enter into mutually satisfactory amendments to all stock option agreements between us and Dr. Levitt pursuant to our 2008 Stock Incentive Plan to provide for (a) the vesting, in full, of the stock options subject to each such stock option agreement in the event of, and upon, FDA approval to market aldoxorubicin and in the event of the termination of Dr. Levitt’s employment other than a termination by us for “cause” and (b) the extended exercisability for the full term of each such stock option of all vested options in the event of the termination of his employment other than a termination by us for “cause.”

The amendment of Dr. Levitt’s outstanding stock options under our 2008 Stock Incentive Plan as contemplated in his employment agreement was authorized by our Compensation Committee at its meeting held on December 4, 2015, and on January 5, 2016 we and Dr. Levitt entered into a written amendment to his outstanding stock options.

Employment Agreement with John Y. Caloz

On January 4, 2016, we entered into an employment agreement with John Y. Caloz, under which we agree as of December 31, 2015 to continue to employ Mr. Caloz as our Chief Financial Officer through December 31, 2016. Under his employment agreement, Mr. Caloz is entitled to a base annual salary of $400,000. Mr. Caloz also is eligible to receive an annual bonus as determined by us in our sole discretion. The employment agreement provides that we may terminate Mr. Caloz’s employment with or without “cause” (as defined). In the event we terminate Mr. Caloz’s employment without “cause”, we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement (12 months’ base annual salary if the termination without cause occurs following a “change in control” (as defined in his employment agreement)). In addition, we will provide Mr. Caloz and his dependents for a period of six months following such termination (12 months if such termination occurs following a “change in control”) with continued participation, at our cost and expense, in any employer-sponsored group benefit plans in which he was participating as of the date of termination.

We agree in Mr. Caloz’s employment agreement that if we do not offer to renew or extend the employment agreement we will continue to pay Mr. Caloz his annual salary thereunder during the period commencing on expiration of his employment and ending on June 30, 2017 or the date he is employed by another employer, whichever is earlier.

Employment Agreement with Benjamin S. Levin

On January 4, 2016, we entered into an employment agreement with Benjamin S. Levin, our Senior Vice President, General Counsel and Secretary, under which we agree as of December 31, 2015 to continue Mr. Levin’s employment in that capacity through December 31, 2016. Under his employment agreement, Mr. Levin is entitled to a base annual salary of $365,000. Mr. Levin also is eligible to receive an annual bonus as determined by us in our sole discretion.

The employment agreement provides that we may terminate Mr. Levin’s employment with or without “cause” (as defined). In the event we terminate Mr. Levin’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement (12 months’ base annual salary if the termination without cause occurs following a “change in control” (as defined in his employment agreement)). In such termination follows a “change in control,” we also will provide Mr. Levin and his dependents for a period of 12 months following such termination with continued participation, at our cost and expense, in any employer-sponsored group benefit plans in which he was participating as of the date of termination.

We also agree in Mr. Levin’s employment agreement that if we do not offer to renew or extend the employment agreement we will continue to pay Mr. Levin his annual salary thereunder during the period commencing on termination of his employment and ending on June 30, 2017 or the date he is employed by another employer, whichever is earlier.

Employment Agreement with Scott Wieland, Ph.D.

On January 4, 2016, we entered into an employment agreement with Scott Wieland, Ph.D., under which we agree as of December 31, 2015 to employ Dr. Wieland as our Senior Vice President – Drug Development, through December 31, 2016. Under his employment agreement, Dr. Wieland is entitled to a base annual salary of $400,000. Dr. Wieland also is eligible to receive an annual bonus as determined by us in our sole discretion. The employment agreement provides that we may terminate Dr. Weiland’s employment with or without “cause” (as defined). In the event we terminate Dr. Wieland’s employment without “cause”, we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement (12 months’ base annual salary if the termination without cause occurs following a “change in control” (as defined in his employment agreement)). In addition, we will provide Dr. Weiland and his dependents for a period of six months following such termination (12 months if such termination occurs following a “change in control”) with continued participation, at our cost and expense, in any employer-sponsored group benefit plans in which he was participating as of the date of termination.

We agree in Dr. Wieland’s employment agreement that if we do not offer to renew or extend the employment agreement we will continue to pay Dr. Wieland his annual salary thereunder during the period commencing on termination of his employment and ending on June 30, 2017 or the date he is employed by another employer, whichever is earlier.

The foregoing descriptions of the recent employment agreements and stock option amendment do not purport to be complete descriptions of the terms and conditions therein. The full text of such agreements and stock option amendment will be filed as exhibits to our Annual Report on Form 10-K for the year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: January 7, 2016	By:	/s/ JOHN Y. CALOZ
	Name:	John Y. Caloz
	Title:	Chief Financial Officer

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